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NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE
HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR
SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
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SHARES ISSUABLE UPON EXERCISE: 1,000,000            GRANT DATE: OCTOBER __, 1999
WARRANT NO. ____

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                       THE MANAGEMENT NETWORK GROUP, INC.

                  THIS CERTIFIES THAT, for good and valuable consideration, receipt of which is hereby acknowledged, Williams Communications, Inc. ("Holder"), or its registered assigns, is entitled to subscribe for and purchase 1,000,000 shares of common stock, par value $.0001 per share (the "Shares") of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation (the "Company"), at a price per share of $1.00, as adjusted from time to time pursuant to the terms specified herein ("Warrant Price"), subject to the provisions and upon the terms, conditions and adjustments hereinafter set forth.

         THE HOLDER ACKNOWLEDGES THAT THE COMPANY IS CONTEMPLATING A 1-FOR-2 REVERSE SPLIT OF ITS COMMON STOCK TO BE EFFECTED ON OR AROUND THE PARTIES EXECUTION OF THIS WARRANT. HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT SUBSEQUENT TO THIS REVERSE SPLIT, REGARDLESS OF WHETHER SUCH REVERSE SPLIT IS EFFECTED PRIOR TO HOLDER'S ACCEPTANCE HEREOF, THIS WARRANT WILL ENTITLE HOLDER TO SUBSCRIBE FOR AND PURCHASE 500,000 SHARES AT A WARRANT PRICE OF $2.00 PER SHARE, SUBJECT TO THE PROVISIONS AND UPON THE TERMS, CONDITIONS AND ADJUSTMENTS HEREINAFTER SET FORTH.

         1.       EXERCISE OF WARRANT.

                  1.1 EXERCISE PERIOD. Holder may exercise this Warrant, in whole or in part, at any time and from time to time (i) on or after November ____, 1999 [30 days after the Grant Date], and (ii) before the fifth anniversary date of the Grant Date.

                  1.2 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

                  1.3 NET EXERCISE. In lieu of exercising this Warrant pursuant to Section 1.2 above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

                                 X = Y*(A-B) / A


          Where:         X =  The number of Shares to be issued to the Holder
                              pursuant to this net exercise.

                         Y = The number of Shares in respect of which the net issue election is made.

                         A = The fair market value (as determined below) of one Share.

                         B = The Warrant Price (as adjusted to the date of delivery of the Holder notice of election).

No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to Holder of cash in the amount of such fraction multiplied by the fair market value of a one Share on the date of the exchange. Any tax liability related to such transaction shall be paid by Holder. For the purposes of this Section 1.3, the "fair market value" of any number of Shares shall be calculated on the basis of (a) if the Company's common stock is then traded on a securities exchange, the average of the closing prices of the common stock on such exchange over the 5-day period ending three (3) days prior to the date of exercise, (b) if the common stock is then actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) of the common stock over the 5-day period ending three (3) days prior to the date of exercise, and (c) if there is no active public market for the common stock, the fair market value thereof as determined in good faith upon agreement by the parties, but if they cannot so agree, then by an independent appraiser to be mutually agreed upon by the parties. The parties shall share equally all costs associated with an appraisal for Holder's first net issuance election requiring an independent appraiser. In the event any net exercise elections thereafter require an independent appraiser, all costs associated therewith shall be paid solely by the Holder

                  1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so acquired.

         2. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

         3. ADJUSTMENT TO THE SHARES AND WARRANT PRICE. The number of Shares purchasable upon the exercise of this Warrant and the Warrant Price are subject to adjustment from time to time as provided in this Section 3.

                  3.1 SUBDIVISION OR COMBINATION OF SHARES. If the Company shall at any time subdivide its outstanding Shares into a greater number of Shares (including a stock split effected as a stock dividend) or combine its outstanding Shares into a lesser number of Shares, the number of Shares issuable upon exercise of this Warrant shall be adjusted to such number as is obtained by multiplying the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of Shares outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of Shares outstanding immediately prior to such subdivision or combination, and the Warrant Price shall be correspondingly adjusted to such amount as shall, when multiplied by the number of Shares issuable upon full exercise of this Warrant (as increased or decreased to reflect such subdivision or combination of outstanding Shares, as the case may
be), equal the product of the Warrant Price in effect immediately prior to such subdivision or combination multiplied by the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination.

                  3.2 EFFECT OF SALE, MERGER OR CONSOLIDATION. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation shall be effected after the date hereof in such a way that holders of Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for their Shares, then, as a pre-condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder so that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Holder at its last address


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appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

                  3.3 NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

         4. NOTICE OF ADJUSTMENTS. Whenever the number of Shares subject to this Warrant and the Warrant Price shall be adjusted pursuant to the provisions hereof, (a) the Company shall promptly notify Holder of such adjustment, and (b) the Company shall within sixty (60) days of such adjustment deliver a certificate to the registered Holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares and Warrant Price after giving effect to such adjustment. For purposes of this Section 4, the Company's public filings with the Securities and Exchange Commission shall be deemed proper notice under clause (a) above.

         5. FRACTIONAL SHARES. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

         6. COMPLIANCE WITH SECURITIES ACTS. Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except as permitted herein and under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. The Company may issue stop-transfer instructions to its transfer agent in connection with the foregoing restriction. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


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

         7. RESTRICTIONS ON TRANSFER OF WARRANT. This Warrant and the Holder's rights hereunder may not be transferred, assigned or subjected to a pledge or security interest, except that the Holder may transfer this Warrant, in whole, to an entity controlled by or under common control with the Holder by surrender of this Warrant with a properly executed Assignment (in the form of Appendix 2) at the principal office of the Company. An entity controlled by or under common control with Holder shall be determined in accordance with Internal Revenue Code Section 1563 except that 51% shall be substituted for the 80% requirement thereunder. If the Company determines that the proposed assignment is permitted pursuant to the provisions hereof, the Company shall register the assignment of this Warrant in accordance with the information contained in the executed Assignment and shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such Assignment and this Warrant shall promptly be canceled. Conditions to the transfer of this Warrant shall be that
(i) Holder deliver to the Company an opinion of counsel (which may be in-house counsel to the Holder), reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer will not be in violation of the Act or of any applicable state law, and (ii) the proposed transferee deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

         8. ACCESS TO INFORMATION. The Holder acknowledges that it has had access to all material information concerning the Company which it has requested. The Holder also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to such Holder's investment hereunder.

         9. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder represents and warrants to the Company that it understands that the Warrant and the Shares are speculative investments, that it is aware of the Company's business affairs and financial condition, and that it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. The Holder is acquiring the Warrant and any Shares issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act or applicable state securities laws. The Holder further represents that it understands that the Warrant and Shares have not been registered under the Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. The Holder represents that the Warrant and any Shares purchased upon exercise thereof must be held indefinitely unless such securities are subsequently registered under the Act and all applicable state securities laws, or an exemption from such registration is available.


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

         10.      REGISTRATION RIGHTS.

                  10.1 DEMAND REGISTRATION. If the Company shall receive from the Holder a written request that the Company effect a registration with respect to any of the Shares held by the Holder, the Company shall as soon as practicable, but in any event within ninety (90) days after receipt of the Holder's request, use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) all Shares which the Holder requests to be registered; provided, that the Company shall not be obligated to file a registration statement pursuant to this Section 10.1:

                         (1) if the number of Shares requested to be registered shall be less than 51% of the Shares held by the Holder; or

                         (2) until twelve (12) months after the effective date of the Company's initial registered offering of Shares to the general public; or

                         (3) after the Company has effected one such registration pursuant to this Section 10.1 with respect to the full number of shares requested by Holder, and such registration has been declared or ordered effective.

                  10.2 UNDERWRITING. In the event Holder intends to offer for sale the Shares pursuant to Section 10.1, such offering shall be firmly underwritten by an underwriter approved by the Company in its sole discretion. The Holder shall negotiate and enter into an underwriting agreement in customary form with the Company and the underwriter selected.

                  10.3 DELAYS AND SUSPENSIONS. Notwithstanding the foregoing, the Company may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, if the Board of Directors of the Company determines in good faith that such registration might
(i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. If, after a registration statement becomes effective, the Company advises the Holder that the Company considers it appropriate for the registration statement to be amended, the Holder shall suspend any further sales of its registered Shares until the Company advises them that the registration statement has been so amended.

                  10.4   PIGGYBACK REGISTRATION.

                         (1) If at any time or from time to time, the Company shall determine to register any of its common stock, for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction, the Company will:


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

                             (i) give Holder written notice thereof as soon as practicable prior to filing the registration statement; and

                             (ii) include in such registration and in any
                                  underwriting involved therein, all the Shares specified in a written request, made within 15 days after receipt of such written notice from the Company, by Holder, except as set forth in subsection (b) below.

                         (2) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holder as part of the written notice given pursuant to subsection
         (a)(i), above. Holder shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 10.4(b), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Shares to be included in the registration and underwriting. The Company shall so advise the Holder, and the number of Shares that may be included in the registration and underwriting shall be reduced to an amount acceptable to the underwriter. If Holder disapproves of the terms of any such underwriting, it may elect to withdraw such Shares from registration.

         11. LIMITATION OF RIGHTS. This Warrant does not confer upon the record Holder hereof any voting rights or other rights as a stockholder of the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant.

         12. "MARKET STAND-OFF" AGREEMENT. Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any common stock of the Company held by it at any time during such period except common stock included in such registration statement; provided, however, that such market stand-off time period shall not exceed 180 days. In order to enforce this covenant, the Company may impose stop-transfer instructions with respect to the Shares of Holder until the end of such period.

         13. REPLACEMENT OF WARRANTS. On receipt of certification of the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and


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cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

         14. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         15. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

         16. GOVERNING LAW. This warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Delaware.


                                   THE MANAGEMENT NETWORK GROUP, INC.


                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------
                                   Address:
                                           ----------------------------------

                                           ----------------------------------

Date:
     ----------------------

AGREED AND ACCEPTED:

WILLIAMS COMMUNICATIONS, INC.

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------
Address:
        ----------------------------------
                                                Date:
        ----------------------------------           -----------------------


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

                                   APPENDIX 1

                               NOTICE OF EXERCISE


         1. The undersigned hereby elects to purchase shares of the Common Stock of The Management Network Group, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


--------------------------------
(Name)

--------------------------------

--------------------------------
(Address)

         3. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.




                                             -----------------------------------
                                             (Signature)


-----------------------------
(Date)


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                                   APPENDIX 2

                                   ASSIGNMENT

         To be executed by the registered holder to effect a permitted transfer of the attached Warrant. Capitalized terms have the same meanings ascribed to them in the Warrant.

FOR VALUE RECEIVED

                                  ("Assignor")

hereby sells, assigns and transfers unto

                                  ("Assignee")
(Name)


(Address)



the right to purchase shares of Common Stock of The Management Network Group, Inc. evidenced by the attached Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint ________________________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

         In satisfaction of a condition to the effectiveness of this assignment, Assignor hereby certifies that Assignee is an entity controlled by or under common control with Assignor.

Date:                                   Assignor:
     --------------------                        -------------------------------
                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

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